UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 1998

                         ASCOT GROUP INC.
     (Exact name of registrant as specified in its charter)


     Delaware                                 113375915
 ---------------                         -------------------
State of Incorporation                   IRS Employer ID No.


City Center Bellevue, Suite 730
500 108th Avenue, Bellevue, WA                  98004
-------------------------------            --------------
Address of Principal Executive Offices        Zip Code

Registrant's Telephone Number     (425) 990-6477


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Item 2.  Acquisition or Disposition of Assets

On December 21, 1998, the Company entered into an Acquisition
Agreement with Bioenvision, Inc., to acquire 7,013,897 shares of common stock, $0.01 par value, of Bioenvision, Inc., a company incorporated under the laws of the State of Delaware. Cl

The acquisition was consummated by the execution of an Acquisition Agreement dated December 21, 1998. The shares acquired by the Company represented one hundred (100%) percent of all of Bioenvision's then currently issued and outstanding common stock. The aggregate purchase price paid by the Company for the Bioenvision common shares was 7,013,897 post-reverse split shares of voting common stock of Ascot Group Inc., $0.001 par value. These shares will be issued to the sellers of the Bioenvision shares subsequent to a 15 to 1 reverse split of the voting common stock by the Company of its voting common stock.

There was no material relationship between the Company and Bioenvision prior to the acquisition by the company of the Bioenvision shares. Subsequent to the acquisition of the Bioenvision shares, the Company intends to enter the biotechnology industry.

Bioenvision management will utilize their experience and expertise in that area to assist the Company with such entry. The Company's Chief Executive Officer is Christopher Barry Wood, Chief Operating Officer is Stuart Smith and the Chief Medical Officer is George Margetts. Combined, they have in excess of 50 years experience within the pharmaceutical industry working for companies such as Medeva Plc, Schering and Sterling Winthrop. Bioenvision is an international biopharmaceutical company with a primary focus on the diagnosis and treatment of cancer. Bioenvision's aim is to manage the convergence of groundbreaking science to create strong, commercially successful cancer treatments. Bioenvision currently has 5 platform technologies focused on cancer treatments. The products which Bioenvision seeks to develop will be used to treat a wide range of malignant diseases, from leukemia to breast and prostate cancer. In the next 24 months, Bioenvision plans to launch three important products to fight cancer. The Company's lead product, a drug for the treatment of breast cancer currently has a product license in Europe. Prior to the acquisition of the Bioenvision shares, the Company, Ascot Group, was a developing company seeking to find a merger or business acquisition.

Item 5.   Other Events

Subsequent to the closing of the Acquisition Agreement between Ascot Group and Bioenvision Inc., the Company on January 4, 1999 passed a resolution to change the name of the Company to Bioenvision Inc.


Item 7.   Financial Statements and Exhibits

At this time, it is impracticable to provide the required financial statements for Bioenvision. The Company however expects to file such financial statements as an amendment to this Form as soon as practicable, but not later than sixty (60) days after the report on this Form is to be filed.

A copy of the Acquisition Agreement between the Company and Bioenvision Inc., is attached hereto as an Exhibit 10.


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SIGNATURES

In accordance with the requirements of the Securities Exchange
Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: January 12, 1999
Ascot Group, Inc.
(Registrant)

/s/ L.J. Boyne
President